As filed with the Securities and Exchange Commission on December 23, 2013

File No. 001-36108

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

ONE Gas, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Oklahoma	46-3561936
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

ONE Gas, Inc. 100 West 5th Street Tulsa, Oklahoma (Address of Principal Executive Offices)	74103 (Zip Code)

(Registrant’s telephone number, including area code)

Copies to:

Joseph L. McCormick, Esq. Senior Vice President, General Counsel & Assistant Secretary ONE Gas, Inc. 100 West 5th Street Tulsa, Oklahoma 74103 (918) 588-7000	Frank E. Bayouth, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 1000 Louisiana Suite 6800 Houston, Texas 77002 (713) 655-5100

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act

None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

INFORMATION REQUIRED IN REGISTRATION STATEMENT CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Our Preliminary Information Statement is filed as Exhibit 99.1 to this Form 10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the Information Statement.

Item No.	Caption	Location in Information Statement
Item 1.	Business	See “Summary,” “Risk Factors,” “The Separation,” “Business,” “ONE Gas, Inc.—Unaudited Pro Forma Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Certain Relationships and Related-Party Transactions”

Item 1A.	Risk Factors	See “Risk Factors”

Item 2.	Financial Information	See “Summary,” “ONE Gas, Inc.—Unaudited Pro Forma Financial Statements,” “Selected Historical and Pro Forma Financial Data” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition”

Item 3.	Properties	See “Business—Properties and Facilities”

Item 4.	Security Ownership of Certain Beneficial Owners and Management	See “Security Ownership of Certain Beneficial Owners and Management”

Item 5.	Directors and Executive Officers	See “Management”

Item 6.	Executive Compensation	See “Management,” “Compensation Discussion and Analysis” and “Executive Compensation”

Item 7.	Certain Relationships and Related Transactions	See “ONE Gas, Inc.—Unaudited Pro Forma Financial Statements,” “Management’s Discussion and Analysis of Results of Operations and Financial Condition,” “Management” and “Certain Relationships and Related-Party Transactions”

Item 8.	Legal Proceedings	See “Environmental and Safety Matters,” “Business—Legal Proceedings” and “Certain Relationships and Related-Party Transactions—Agreements with ONEOK—Separation and Distribution Agreement—Transfer of Assets and Assumption of Liabilities”

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters	See “Summary,” “The Separation,” “Dividend Policy” and “Capitalization”

Item 10.	Recent Sales of Unregistered Securities	See “Description of ONE Gas Capital Stock”

Item 11.	Description of Registrant’s Securities to be Registered	See “The Separation,” “Dividend Policy” and “Description of ONE Gas Capital Stock”

Item 12.	Indemnification of Directors and Officers	See “Management” and “Description of ONE Gas Capital Stock”

Item 13.	Financial Statements and Supplementary Data	See “ONE Gas, Inc.—Unaudited Pro Forma Financial Statements” and “Index to Financial Statements” and the financial statements referenced therein

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	Not Applicable

Item 15.	Financial Statements and Exhibits	See “ONE Gas, Inc.—Unaudited Pro Forma Financial Statements” and “Index to Financial Statements” and the financial statements referenced therein

(a) List of Financial Statements and Schedules

The following financial statements are included in the Information Statement and filed as part of this Registration Statement on Form 10:

(1)    Unaudited pro forma financial statements of ONE Gas, Inc.

(2)    Audited historical balance sheet of ONE Gas, Inc., including the Report of Independent

         Registered Public Accounting Firm

(3)    Annual audited financial statements of ONE Gas Predecessor, including the Report of Independent Registered Public Accounting Firm

(4)    Unaudited interim financial statements of ONE Gas Predecessor

Schedules not mentioned above have been omitted because the information required to be set forth therein is not applicable or the information is otherwise included in the financial statements or notes thereto.

(b) Exhibits The following documents are filed as exhibits hereto:

Exhibit No.	Exhibit Description
2.1	Form of Separation and Distribution Agreement by and between ONE Gas, Inc. and ONEOK, Inc.**

3.1	Form of Amended and Restated Certificate of Incorporation of ONE Gas, Inc.†

3.2	Form of Amended and Restated By-Laws of ONE Gas, Inc.†

4.1	Form of Senior Note Indenture by and among ONE Gas, Inc. and the other parties thereto*

4.2	Form of Common Stock Certificate**

10.1	Form of Tax Matters Agreement by and between ONE Gas, Inc. and ONEOK, Inc.†

10.2	Form of Management Agreement by and between ONE Gas, Inc. and ONEOK, Inc.†

10.3	Form of Transition Services Agreement by and between ONE Gas, Inc. and ONEOK, Inc.†

10.4	Form of Employee Matters Agreement by and between ONE Gas, Inc. and ONEOK, Inc.†

10.5	Form of ONE Gas, Inc. Indemnification Agreement between ONE Gas, Inc. and ONE Gas, Inc. officers and directors**

10.6	Form of ONE Gas, Inc. Annual Officer Incentive Plan**

10.7	Form of ONE Gas, Inc. Pre-2005 Nonqualified Deferred Compensation Plan**

10.8	Form of ONE Gas, Inc. Employee Nonqualified Deferred Compensation Plan**

10.9	Form of ONE Gas, Inc. Pre-2005 Supplemental Executive Retirement Plan**

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10.10	Form of ONE Gas, Inc. Supplemental Executive Retirement Plan**

10.11	Credit Agreement by and among ONE Gas, Inc. and the other parties thereto**

10.12	Form of ONE Gas, Inc. Officer Change in Control Severance Plan**

10.13	Form of ONE Gas, Inc. Equity Compensation Plan**

10.14	Form of Restricted Unit Stock Bonus Award Agreement**

10.15	Form of Performance Unit Award Agreement**

10.16	Form of ONE Gas, Inc. Employee Stock Purchase Plan**

11.1	Statement re: Computation of Per Share Earnings (1)

21.1	Subsidiaries of ONE Gas, Inc.**

99.1	Preliminary Information Statement of ONE Gas, Inc., subject to completion, dated December 23, 2013**

*	To be filed by amendment.
**	Filed herewith.
†	Previously filed.
(1)	Information required to be presented in Exhibit 11.1 is provided on page F-4 of the Information Statement of ONE Gas, Inc., filed herewith as Exhibit 99.1, in the section entitled “ONE Gas, Inc.—Unaudited Pro Forma Financial Statements.”

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ONE Gas, Inc.

By:	/s/ Curtis L. Dinan
	Name:	Curtis L. Dinan
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

Dated: December 23, 2013

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EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1	Form of Separation and Distribution Agreement by and between ONE Gas, Inc. and ONEOK, Inc.**

3.1	Form of Amended and Restated Certificate of Incorporation of ONE Gas, Inc.†

3.2	Form of Amended and Restated By-Laws of ONE Gas, Inc.†

4.1	Form of Senior Note Indenture by and among ONE Gas, Inc. and the other parties thereto*

4.2	Form of Common Stock Certificate**

10.1	Form of Tax Matters Agreement by and between ONE Gas, Inc. and ONEOK, Inc.†

10.2	Form of Management Agreement by and between ONE Gas, Inc. and ONEOK, Inc.†

10.3	Form of Transition Services Agreement by and between ONE Gas, Inc. and ONEOK, Inc.†

10.4	Form of Employee Matters Agreement by and between ONE Gas, Inc. and ONEOK, Inc.†

10.5	Form of ONE Gas, Inc. Indemnification Agreement between ONE Gas, Inc. and ONE Gas, Inc. officers and directors**

10.6	Form of ONE Gas, Inc. Annual Officer Incentive Plan**

10.7	Form of ONE Gas, Inc. Pre-2005 Nonqualified Deferred Compensation Plan**

10.8	Form of ONE Gas, Inc. Employee Nonqualified Deferred Compensation Plan**

10.9	Form of ONE Gas, Inc. Pre-2005 Supplemental Executive Retirement Plan**

10.10	Form of ONE Gas, Inc. Supplemental Executive Retirement Plan**

10.11	Credit Agreement by and among ONE Gas, Inc. and the other parties thereto**

10.12	Form of ONE Gas, Inc. Officer Change in Control Severance Plan**

10.13	Form of ONE Gas, Inc. Equity Compensation Plan**

10.14	Form of Restricted Unit Stock Bonus Award Agreement**

10.15	Form of Performance Unit Award Agreement**

10.16	Form of ONE Gas, Inc. Employee Stock Purchase Plan**

11.1	Statement re: Computation of Per Share Earnings (1)

21.1	Subsidiaries of ONE Gas, Inc.**

99.1	Preliminary Information Statement of ONE Gas, Inc., subject to completion, dated December 23, 2013**

*	To be filed by amendment.
**	Filed herewith.
†	Previously filed.
(1)	Information required to be presented in Exhibit 11.1 is provided on page F-4 of the Information Statement of ONE Gas, Inc., filed herewith as Exhibit 99.1, in the section entitled “ONE Gas, Inc.—Unaudited Pro Forma Financial Statements.”

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